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                                                                    Exhibit 10.6

                    AMENDED AND RESTATED INVESTORS AGREEMENT


            AMENDED AND RESTATED INVESTORS AGREEMENT, dated as of April 14, 2000 (this "Agreement"), between United Road Services, Inc., a Delaware corporation (the "Company") and Charter URS LLC ("Charterhouse").

            WHEREAS, the Company and Charterhouse entered into that certain purchase agreement, dated November 19, 1998 (the "1998 Purchase Agreement"), relating to, among other things, the purchase of 8% Convertible Subordinated Debentures due 2008 (the "1998 Debentures");

            WHEREAS, the Company and Charterhouse entered into that certain the Amended and Restated Purchase Agreement, dated April 14, 2000 (the "Purchase Agreement"), pursuant to which, among other things, they agreed to restructure the transactions contemplated by the 1998 Purchase Agreement, including, without limitation, the indebtedness evidenced by the 1998 Debentures, and that the Company would issue to Charterhouse certain 8% Convertible Subordinated Debentures due 2008 (the "Debentures");

            WHEREAS, the Debentures are convertible at any time at the option of the Holder, in part or in whole, into shares of common stock, par value $.001 per share, of the Company (the "Common Stock") as provided for in the Purchase Agreement; and

            WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions.
               -----------

            As used in this Agreement, the following terms shall have the meanings set forth below:

            1.1 Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

            1.2 "Converted Shares" means the shares of Common Stock actually received by Charterhouse upon conversion of some or all of the Debentures.
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            1.3 "Initial Interest" means the aggregate number of shares of
Common Stock into which the Debentures held by Charterhouse or its Permitted Transferees may be converted as of the Closing.

            1.4 "Investor Nominee" means any person nominated by Charterhouse or its Permitted Transferee to serve as a director on the Company Board pursuant to this Agreement.

            1.5 INTENTIONALLY OMITTED.

            1.6 "Permitted Transferee" means any person to whom Charterhouse may transfer the Debentures or the Converted Shares pursuant to Section 4.2 provided that such Debentures or Converted Shares are transferred in a transaction that is not registered pursuant to the Securities Act.

            1.7 "Shares" means, at any time, the aggregate amount of (i) the Converted Shares then held by Charterhouse or its Permitted Transferees, (ii) the Converted Shares Charterhouse or its Permitted Transferees then have the right to receive upon a conversion of all Debentures then held by them, (iii) any other shares of Common Stock then held by Charterhouse and its Permitted Transferees and (iv) any shares of Common Stock Charterhouse or its Permitted Transferees have the right to receive upon the exercise of options or warrants or upon the conversion of convertible securities of the Company (other than the Debentures) then held by them.

            1.8 INTENTIONALLY OMITTED.

            1.9 "Stockholders" mean all the holders of Common Stock and "Stockholder" shall mean any such Person.

            1.10 "Transfer" means to sell, assign, transfer (voluntarily or involuntarily) exchange (by merger or otherwise) or otherwise dispose of or to grant a lien, encumbrance, pledge or other form of security interest.

            2. Corporate Governance.
               --------------------

               2.1 Election of Directors.

                        2.1.1 Effective immediately at the Closing:

               (a) the number of directors comprising the entire Company Board shall at all times be seven (7), nine (9) or eleven (11);
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               (b) for so long as the number of directors comprising the entire
Company Board is seven (7), Charterhouse and its Permitted Transferees collectively shall have the right to nominate one (1) person for election to the Company Board;

               (c) for so long as the number of directors comprising the entire Company Board is nine (9), Charterhouse and its Permitted Transferees collectively shall have the right to nominate two (2) persons for election to the Company Board; and

               (d) for so long as the number of directors comprising the entire Company Board is eleven (11), Charterhouse and its Permitted Transferees collectively shall have the right to nominate two persons for election to the Company Board.

            2.1.2 If at any time more Investor Nominees are serving on the Company Board than are entitled to serve on the Company Board pursuant to this
Section 2.1, the requisite number of Investor Nominees shall immediately resign from the Company Board so that the correct number of Investor Nominees are serving on the Company Board.

            2.1.3 Notwithstanding anything herein or in the Purchase Agreement to the contrary, at any time that Charterhouse and its Permitted Transferees are no longer entitled to nominate persons for election to the Company Board, the Company Board may be reduced or increased at the option of the Company.

            2.1.4 Allocation of Investor Nominees. In connection with any such resignations and filling of vacancies on the Company Board, the Company Board shall take all actions necessary (through redesignation of classes of directors or otherwise) to cause the classes of directors on the Company Board after the Closing to be as nearly equal in number as possible and to have the Investor Nominees allocated as evenly as possible in number among the various classes of directors on the Company Board.

        2.2 Removal and Replacement of Directors.

            2.2.1 Removal of Investor Nominees. If at any time Charterhouse notifies the Company Board of its wish to remove any Investor Nominee, the Company Board shall vote so as to remove such Investor Nominee provided that such Investor Nominee can be removed in accordance with the Company's Bylaws and the Delaware General Corporation Law. Removal of an Investor Nominee by the Company Board requires the prior written consent of Charterhouse unless such removal is based upon the gross negligence or wilfull misconduct of the Investor Nominee.

            2.2.2 Replacement of Directors. If at any time, a vacancy is created on the Company Board by reason of the incapacity, death, removal (other than by action of the Company's Stockholders) or resignation of any Investor Nominee, then Charterhouse shall designate an individual to fill such vacancy. If Charterhouse nominates an Investor Nominee for

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election to the Company Board and the Stockholders fail to elect such Investor
Nominee, Charterhouse shall be entitled to designate a substitute Investor Nominee to fill any vacancy created thereby.

            2.2.3 Stockholder Meetings. At each meeting of Stockholders of the Company at which directors are elected, the nominees for directors proposed by the Company Board shall include the Investor Nominees required pursuant to this Agreement.

        2.3 Investor Nominees.

            2.3.1 The Investor Nominees shall receive notice of each meeting of the Company Board at the same time and in the same manner as other members of the Company Board.

            2.3.2 The Investor Nominees shall be entitled to compensation and indemnification rights similar to those of other non-employee directors of the Company. The Company shall at all times maintain a directors' and officers' insurance policy covering the Investor Nominees that provides in the aggregate substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

        3. INTENTIONALLY OMITTED

        4. Standstill
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            4.1 Unless previously agreed in writing by the Company, until the earlier of (x) the date on which Charterhouse or its Permitted Transferees no longer beneficially owns any Shares or (y) the maturity date of the Debentures, Charterhouse and its Permitted Transferees shall not (a) acquire any securities of the Company if, after such acquisition, Charterhouse would beneficially own more than 35% of the voting power of the Company's outstanding securities; or
(b) except as permitted pursuant to subsection (a) above, acquire, or attempt to acquire, directly or indirectly, control of the Company (through a proxy contest or otherwise) or any of the Company's businesses or assets.

            The Company shall be entitled to equitable relief including injunction, in the event of any breach of the provisions of this Section 4, and neither Charterhouse nor the Investor Nominees shall oppose the granting of such relief.

            4.2 INTENTIONALLY OMITTED

        5. Miscellaneous.
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            5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile, certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile, certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                   (a)         if to the Company:

                               United Road Services, Inc.
                               8 Automation Lane
                               Albany, NY 12205
                               Attn: Gerald Riordon
                               Facsimile: (518) 446-0676

                               with a copy to:

                               McDermott, Will & Emery
                               600 13th Street, N. W.
                               Washington, D.C. 20005
                               Attn: Karen A. Dewis, Esq.
                               Facsimile: 202-756-8087

                   (b)         If to Charterhouse:

                               c/o Charterhouse Group International, Inc.
                               535 Madison Avenue
                               New York, NY 10022
                               Attn: President
                               Facsimile: (212) 750-9704

                               with a copy to:

                               Proskauer Rose LLP
                               1585 Broadway
                               New York, NY 10036-8299
                               Attn: Stephen W. Rubin, Esq.
                               Facsimile: (212) 969-2900

Any party may, by notice given in accordance with this Section 5.1, designate another address or person for receipt of notices hereunder.

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        5.2 Amendment and Waiver.

            5.2.1 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

            5.2.2 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Charterhouse and (ii) only in the specific instance and for the specific purpose for which made or given.

        5.3 Specific Performance. The parties hereto intend that each of the parties has the right to seek damages or specific performance in the event that any other party hereto wilfully fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

        5.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        5.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        5.6 Entire Agreement.

               (a) This Agreement amends and restates the Investors Agreement referred to in the 1998 Purchase Agreement to read in its entirely as set forth in this Agreement.

               (b) This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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            5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            5.8 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is not assignable by the Company and may be assigned by Charterhouse to any Permitted Transferee.

            5.10 No Third Party Beneficiaries. This Agreement is not intended to, and does not, create any rights or benefits of any Person other than the parties hereto.

            5.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

            5.12 Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective, and Charterhouse shall have no rights hereunder, unless and until the Closing has occurred.

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            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                              UNITED ROAD SERVICES, INC.


                              By:  /s/ Gerald R. Riordan
                                   --------------------------------
                                   Name: Gerald R. Riordan
                                   Title: Chief Executive Officer


                              CHARTER URS LLC


                              By:  /s/ Robert L. Berner
                                   --------------------------------
                                   Name: Robert L. Berner
                                   Title: Vice President

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